UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2026
Atlanticus Holdings Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-53717	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Concourse Parkway, Suite 300, Atlanta, Georgia 30328
(Address of principal executive offices)

Registrant’s telephone number, including area code: 770-828-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common stock, no par value	ATLC	Nasdaq Global Select Market

7.625% Series B Cumulative Perpetual Preferred Stock, no par value	ATLCP	Nasdaq Global Select Market

6.125% Senior Notes due 2026	ATLCL	Nasdaq Global Select Market

9.25% Senior Notes due 2029	ATLCZ	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.07.         Submission of Matters to a Vote of Security Holders.

Atlanticus Holdings Corporation (the “Company”) held its Annual Meeting of Shareholders on May 7, 2026. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitation. At the Annual Meeting, the Company’s shareholders voted upon one proposal. The proposal is described in detail in the Company’s Proxy Statement. A brief description and the final vote results for the proposal follow.

1. Election of seven directors for terms expiring at the 2027 Annual Meeting of Shareholders:

Nominee	For	Withheld	Broker Non-Votes
Brinkley Dickerson	7,877,356	30	—
David G. Hanna	7,877,356	30	—
Denise M. Harrod	7,826,920	50,466	—
Jeffrey A. Howard	7,877,356	30	—
Dennis H. James, Jr.	7,826,920	50,466	—
Joann G. Jones	7,877,353	33	—
Blake Paulson	7,877,356	30	—

As a result, each nominee was elected to serve as a director for a term expiring at the 2027 Annual Meeting of Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTICUS HOLDINGS CORPORATION

Date: May 13, 2026	By:	/s/ William R. McCamey
Name: William R. McCamey
Title: Chief Financial Officer

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